THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA (Address of principal executive offices)	94583 (Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 13, 2014, Giga-tronics Incorporated (the “Company”) entered into a loan agreement with Partners For Growth IV, L.P. (“PFG”). Under the terms of the agreement, PFG made a term loan to Giga-tronics in the principal amount of $1,000,000, with funding occurring on March 14, 2014. The loan agreement also provides for the Company’s ability to request an additional term loan of up to $1,000,000 in Fiscal 2015 if the Company meets certain financial goals.

The loan has a three year term, with interest only payments for the first six months. The principal payments will be amortized over the final thirty months of the term. Interest on the loan is a fixed per annum rate equal to 9.75%. To stay in compliance with the loan terms, the Company must meet certain financial covenants associated with minimum quarterly revenues and monthly minimum shareholders’ equity. The lender can accelerate the maturity of the loan in case of a default. The Company can prepay the loan before maturity but must pay a prepayment premium equal to all interest that would have accrued and been owing if the loan had not been prepared before maturity.

In connection with its loan to the Company, PFG received warrants to purchase up to 300,000 shares of common stock in the future, dependent on the amount borrowed by the Company, at the price of $1.42 per share. The warrant also has a net exercise feature. With the initial loan of $1,000,000, PFG is receiving warrants for up to 180,000 shares of common stock. If PFG makes the second $1,000,000 loan, PFG’s warrants entitle PFG to purchase an additional 120,000 shares of common stock. If the Company meets certain financial goals in Fiscal 2015, the initial warrant amount of 180,000 shares of common stock is reduced to 155,000 shares of common stock, and, should PFG earn the rights to the additional 120,000 shares of common stock, that amount will be reduced to 95,000 shares of common stock. Issuance of the warrant is exempt from registration under Section 4(2) of the Securities Act of 1933.

In the event of any acquisition or other change in control of the Company, future public issuance of Company securities, liquidation (or substantially similar event) of the Company, or expiration of the warrants, PFG will have the right to exchange the warrant for $250,000 in cash if both loans are made or $150,000 if only the initial loan is made.

The Company has pledged all of its assets as collateral for the loan made by PFG, including all its accounts, inventory, equipment, deposit accounts, intellectual property and all other personal property.

2.03     Creation of a Direct Financial Obligation or an Obligation under an off-balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above.

3.02     Unregistered Sale of Equity Securities

See discussion of the issuance of warrants to PFG under item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2014	GIGA-TRONICS INCORPORATED
By: /s/ Steven D. Lance Vice President, Chief Financial Officer and Secretary